UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2015, KaloBios Pharmaceuticals, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) concerning the delisting proceedings previously disclosed by the Company in its Form 8-K filed with the Securities and Exchange Commission on December 23, 2015. The letter notified the Company that the Nasdaq Listing Qualification Staff (the “Nasdaq Staff”) has determined that the Company’s filing for protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code on December 29, 2015 constitutes a separate and additional basis for delisting the Company’s securities under Listing Rules 5101, 5110(b), and IM-5101-1. Additionally, the letter stated that the resignations of Tom Fernandez and Marek Biestek as members of the Company’s board of directors on December 27, 2015 resulted in the Company having only one remaining member on its audit committee, which also serves as a separate and additional basis for delisting the Company’s securities under Listing Rule 5605(c)(2)(A).

The Company previously disclosed that it has filed an appeal of the Nasdaq Staff’s decision to delist the Company’s securities. A Nasdaq appeal panel will consider these additional bases for delisting at the previously scheduled hearing on February 25, 2016.

On December 31, 2015, the Company issued a press release relating to the notice from Nasdaq, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated December 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David Moradi
Name: David Moradi Title: Director

Dated: December 31, 2015